SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – April 26, 2010

(Date of earliest event reported)

HONEYWELL INTERNATIONAL INC.

(Exact name of Registrant as specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation)	1-8974 (Commission File Number)	22-2640650 (I.R.S. Employer Identification Number)

101 COLUMBIA ROAD, P.O. BOX 4000, MORRISTOWN, NEW JERSEY	07962-2497
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Honeywell International Inc. held its Annual Meeting of Shareowners on April 26, 2010. The following matters set forth in our Proxy Statement dated March 11, 2010, which was filed with the Securities and Exchange Commission pursuant to Regulation 14A under the Securities Exchange Act of 1934, were voted upon with the results indicated below.

1.	The nominees listed below were elected directors with the respective votes set forth opposite their names:

	FOR	AGAINST	BROKER NON-VOTES
Gordon M. Bethune	571,631,470	17,846,480	74,290,887
Kevin Burke	578,742,479	10,735,471	74,290,887
Jaime Chico Pardo	555,170,456	34,307,494	74,290,887
David M. Cote	566,557,895	22,920,055	74,290,887
D. Scott Davis	577,833,809	11,644,141	74,290,887
Linnet F. Deily	576,801,762	12,676,188	74,290,887
Clive R. Hollick	576,063,366	13,414,584	74,290,887
George Paz	576,408,517	13,069,433	74,290,887
Bradley T. Sheares	574,728,092	14,749,858	74,290,887
Michael W. Wright	549,151,594	40,326,356	74,290,887

2.

A proposal seeking approval of the appointment of PricewaterhouseCoopers LLP as independent accountants for 2010 was approved, with 645,639,241 votes cast FOR, 14,948,153 votes cast AGAINST, and 3,181,443 abstentions;

3.

A proposal regarding approval of an amendment to the Amended and Restated Certificate of Incorporation lowering the minimum ownership threshold of outstanding shares required for shareowners to be able to call a special meeting of shareowners was approved, with 634,514,536 votes cast FOR, 26,144,320 votes cast AGAINST, and 3,109,981 abstentions;

4.	A proposal regarding an advisory vote on executive compensation was approved, with 627,305,859 votes cast FOR, 30,347,935 votes cast AGAINST, and 6,115,043 abstentions;

5.

A shareowner proposal regarding shareowner action by written consent was not approved, with 266,070,354 votes cast FOR, 319,139,612 votes cast AGAINST, 4,267,984 abstentions and 74,290,887 broker non-votes;

6.	A shareowner proposal regarding an independent Chairman was not approved, with 281,059,512 votes cast FOR, 304,674,815 votes cast AGAINST, 3,743,623 abstentions and 74,290,887 broker non-votes; and

7.

A shareowner proposal regarding developing and adopting policies on human rights was not approved, with 47,052,232 votes cast FOR, 414,826,089 votes cast AGAINST, 127,599,629 abstentions and 74,290,887 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2010	HONEYWELL INTERNATIONAL INC.

By: /s/ Thomas F. Larkins
Thomas F. Larkins
Vice President, Corporate Secretary
and Deputy General Counsel